            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our report dated December 17, 2004, relating to the financial statements and financial highlights which appears in the October 31,
2004 Annual Report to the Board of Trustees and Shareholders of Schroder Capital
Funds (Delaware) and Schroder Series Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to our firm under the heading "Financial Highlights" in the Prospectus and
"Independent Registered Public Accounting Firm" and "Financial Statements" in
the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 25, 2005